                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in Registration Statement No. 333-05679, Registration Statement No. 333-38589 and Registration Statement No. 333-38591 of Outdoor Systems, Inc. on Form S-8 of our reports dated February 3, 1998, except for the last paragraph of Note 9, for which the date is March 17, 1998, appearing in this Annual Report on Form 10-K of Outdoor Systems, Inc. for the year ended December 31, 1997.

DELOITTE & TOUCHE LLP

Phoenix, Arizona
March 19, 1998